EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT made as of the 1st of June, 2011.

BETWEEN:

CORVUS GOLD NEVADA INC, a company formed under the laws of Nevada and having its head office at 9137 Ridgeline Boulevard, Suite 250, Highlands Ranch, Colorado, U.S.A. 80129

(the “Company”)

AND:

JEFFERY PONTIUS of [Redacted]

(the “Employee”)

WHEREAS

A:                      The Company is desirous of employing the Employee and

B.                      It is a condition of the employment of the Employee by the Company that the parties enter into this agreement setting out the terms and conditions of such employment.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE ONE- EMPLOYMENT AND POSITION

1.01                      Employment.  The Company hereby agrees to employ the Employee, and the Employee hereby agrees to work for the Company, upon the terms and conditions hereinafter set forth.  The Employee’s first day of work for the Company will be June 1, 2011.

1.02                      At-will Employment.  The employment of the Employee by the Company will be at-will, such that either the Company or the Employee may terminate the employment of the Employee at any time for any reason, with or without prior notice.

1.03                      Position.  The Employee will be employed as the Chief Executive Officer of the Company and will perform such duties as will be assigned to the Employee by the Company.

1.04                      Reporting.  The Employee will report to and be directly responsible to the Board of Directors of the Company (the “Board”).  The Employee will keep the Board fully informed, on an ongoing basis, of all matters concerning the Company and its activities, and will provide the Board with status reports concerning the Company, and its business and activities, at such times, in such manners, and containing such information, as the Board may request from time to time.

1.05              Location.  The Employee will be based at and will perform the Employee’s duties primarily at the Company’s offices in Highlands Ranch, Colorado.  The Employee will also perform the Employee’s duties at other locations in the United States or Canada or in other jurisdictions with such frequency and for such duration as the Board reasonably considers necessary for the proper and timely performance of the Employee’s duties hereunder.

1.06                      Travel.  The Employee acknowledges that the Employee will be required to travel in connection with the performance of the Employee’s duties hereunder, and will ensure that he is able to do so as and when required for the proper and efficient performance of such duties hereunder and will, without limitation, maintain at all times a valid passport and other required travel documentation (including, where required, visas) and such up-to-date inoculations as are likely to be required in order to visit those places where the Company presently has mineral properties.  The Company will pay for, or reimburse the Employee for, the costs of obtaining and maintaining such required travel documentation and up-to-date inoculations.  The Employee understands that the travel requirement set forth is an essential part of the position and the Employee is able to perform the essential functions of the job with or without reasonable accommodation.

ARTICLE TWO - THE EMPLOYEE'S DUTIES AND OBLIGATIONS

2.01                      Employee’s Duties.  The Employee will be responsible for:

(a)	general corporate management and strategic planning services with respect to the growth and development of the business and operations of the Company;

(b)
conceiving and preparing exploration, acquisition and development strategies and budgets in a business plan format to be submitted to and approved by the Board of Directors of the Company (the “Board”), and implementing such plans following approval by the Board;

(c)
identifying mineral projects which fall within the ambit of the Company’s stated corporate objectives and which are expected to enhance shareholder value, and negotiating the terms and conditions of the acquisition of such projects for subsequent approval by the Board;

(d)
generally supervising the work carried out on the mineral properties (whether existing or acquired in the future, and whether wholly or partially owned or being acquired through an option or joint venture) of the Company or of any of its affiliates which are located in the United States (collectively, the “Corvus Group Properties”), formulating, in consultation with the Board and, as applicable, the Company’s other consultants, proposed programs with respect to the further evaluation and development of the Corvus Group Properties, and meeting with the Board and the Company’s other consultants as necessary to review and discuss any such program(s);

(e)	generally providing strategic and business advice to the Company and assisting the Company in ascertaining potential strategic acquisitions; and

(f)	providing such other services as may be requested by the Company from time to time and as are reasonably within the expertise and experience of the Consultant, (collectively, the “Duties”).

The Company, acting through the Board, may curtail any such duties or responsibilities or assign such additional duties and responsibilities, and reserves the right to make such changes to the duties and responsibilities of the Employee as the Company may determine to be appropriate and as are consistent with its ongoing business needs.

2.02                      Full Time and Efforts.  The position of the Employee is a full-time position, and the Employee will devote the Employee’s full time, effort and attention to the performance of the Employee’s duties on behalf of the Company hereunder.  The Employee will at all times faithfully, diligently, and to the best of the Employee’s abilities, perform all duties and assume all responsibilities required of him under this Agreement.  The Employee will not, while employed by the Company hereunder, render or perform any services for any other corporation, firm, entity or person which are inconsistent with the Employee’s duties to the Company or which would otherwise impair the Employee’s ability to perform the Employee’s duties hereunder.

2.03                      Compliance with Securities Laws, Prohibition on Insider Trading.  The Employee acknowledges that the Company is a subsidiary of Corvus Gold Inc. (“KOR”), a “reporting issuer” and a public company whose common shares trade on various stock exchanges, and that, as a consequence of this, the Company and its officers and employees are subject to securities laws in both Canada and the United States.  The Employee also acknowledges that much of the information which will be received by, or become known to, the Employee during the course of the Employee’s employment by the Company hereunder (whether or not such information is also Confidential Information (as defined in Section 5.02)) is likely to be material and non-public information with respect to the business, affairs, assets, mineral properties and/or status (financial and otherwise) of the Company and its affiliates (being, presently, Raven Gold Alaska Inc. (“Raven”), Corvus Gold Nevada Inc. and any other subsidiaries of  Corvus Gold Inc. (together with the Company, the “KOR Group”)) and may constitute material facts or material changes (as those terms are defined in the Securities Act (B.C.)), and that the provisions of applicable securities legislation, including, without limitation, section 57.2 of the Securities Act (B.C.), prohibit:

(a)
trading (which includes the exercise of a previously granted stock option) in securities of a reporting issuer (such as KOR) by a person who is in a special relationship with such reporting issuer and knows of a material fact or a material change with respect to that reporting issuer that has not been generally disclosed, or

(b)
a person who is in a special relationship with a reporting issuer informing another person of a material fact or a material change with respect to that reporting issuer before the material fact or material change has been generally disclosed, unless the giving of such information is necessary in the course of business of the reporting issuer or of the person in the special relationship.

By virtue of his position as a senior employee of the Company, the Employee will be considered to be in a special relationship with KOR.  The Employee also acknowledges that the penalties for violation of such prohibitions are severe and that the carrying on of any such activities will materially and adversely affect the Company.  Accordingly, the Employee agrees that the Employee will take all necessary steps to fully comply with applicable legislation regarding any trading in the securities of KOR.

2.04                      Employee Bound by KOR Group Policies.  The Employee acknowledges that the Employee is bound by, and will carry out the Employee’s duties and responsibilities hereunder and will otherwise act in accordance with, the codes, policies, procedures and performance standards applicable to the Company and its employees as may be adopted, enacted or amended from time to time by the board of directors of KOR (the “KOR Board”).

2.05                      No Conflicting Obligations.  The Employee represents and warrants to the Company that the Employee is not under any contractual commitments inconsistent with the obligations of the Employee set forth in this Agreement.

ARTICLE THREE – EMPLOYEE COMPENSATION

3.01                      Base Salary.  The Employee will be compensated by the Company for all services provided by the Employee hereunder at the rate of TWELVE THOUSAND FIVE HUNDRED (USD 12,500) DOLLARS per month commencing June 1, 2011 (the “Base Salary”).  The Base Salary will be payable in substantially equal semi-monthly instalments in arrears, subject to such payroll withholding, social and other employee taxes or deductions as may be required by law.

3.02                      Salary Reviews and Bonus Consideration.  The Compensation Committee of the KOR Board (“CC”) will, on or before the one hundred and eightieth (180th) day following the last day of each fiscal year of the Company, carry out an objective review of the terms of reference of the position of the Employee, the performance of the Employee during the most recently completed fiscal year of the Company, the rate of inflation, the performance of KOR and of its common shares, the services anticipated to be provided by the Employee during the next fiscal year of the Company, the comparable salaries for such position in the then current marketplace in which the Company operates, the existing and projected financial status of the Company and any other factors the CC determines to be relevant, and will determine:

(a)	the amount (if any) by which the CC will recommend to the KOR Board that the Base Salary will be adjusted; and

(b)
whether or not to recommend to the Board that the Company award the Employee a discretionary bonus (independent of any Base Salary adjustment) and, if so, how much, it being acknowledged by the Company and the Employee that the target for any such bonus, assuming that the Employee meets or exceeds any criteria in respect of the Employee’s performance that may be set by the CC, is an amount equal to ONE HUNDRED (100%) PERCENT of the aggregate Base Salary for the fiscal year in respect of which such bonus (if any) is being awarded.

The Employee acknowledges that any adjustment to the Base Salary or any award of a bonus is completely at the discretion of the Board and the CC and that the Employee in no circumstances will be entitled to claim any right or entitlement to an increase in the Base Salary or to an award of any bonus(es) regardless of one’s performance or the performance of the Company during any particular fiscal year of the Company or any other factors.

3.03                      Stock Options.  The Employee will, subject to regulatory acceptance and compliance with applicable securities laws, be eligible to be granted incentive stock options to purchase common shares of KOR under the 2010 Incentive Stock Option Plan (as the same may be amended from time to time) (the “Option Plan”), to such extent and in such amounts as the CC or, if there is then no CC, the Board, may from time to time determine (which may, in the discretion of the CC or the Board, as applicable, provide for such vesting provisions as may be thought advisable or desirable).

3.04                      Other Benefits. The Employee will be eligible to participate in all employee benefit plans or programmes in effect for executive and key management employees of the Company including, without limitation, medical, dental, insurance, pension or retirement plans, to the extent of and in accordance with the rules and agreements governing such plans or programmes so long as such plans and programmes are in effect, in addition to the compensation otherwise provided for in this Article Three.  Any such benefits that are offered by the Company from time to time will be subject to the terms of the applicable plan(s).  The Company reserves the right to amend or modify any such benefits, the terms thereof and the cost sharing of such benefits from time to time, without prior notice, in its sole discretion.

3.05                      Expenses.  The Company will promptly reimburse the Employee for reasonable expenses incurred by the Employee in the performance of the Employee’s duties and responsibilities hereunder including entertainment, travel and business development expenses commensurate with the position, duties and responsibilities of the Employee, provided that, if requested by the Company at the time such reimbursement is requested from the Company, receipts for all expenses in excess of TWENTY-FIVE ($25) DOLLARS are presented.  All request for expense reimbursements, or accountings for expense advances or credit card charges, will be accompanied by an expense report suitable in form to the Company, acting reasonably.  The Employee agrees to submit any request for reimbursement within thirty (30) days of the end of the month in which such expense was incurred.

3.06                      Vacation.  The Employee will be eligible in each calendar year to TWENTY (20) days’ paid vacation, to be taken at such time or times as the Employee may select and as the Board may reasonably approve having regard to the business, affairs and operations of the Company.  If, in any calendar year of employment, the Employee is employed for only a part of such year, such vacation eligibility will be prorated as though it were accruing from day to day.  The Employee may not carry all or any portion of the vacation for which the Employee was eligible in one calendar year beyond March 31 of the following calendar year without written approval of the Board.  Subject to any such approved carry-over, vacation pay for accrued but unused vacation time in any calendar year of employment will be paid to the Employee on or before April 30 in the next following year.

3.07                      Sick Day Allowance. The Employee will be permitted to take up to FIVE (5) paid sick days per calendar year, provided that such entitlement will not be banked or carried over from one calendar year to the next.  If, in any calendar year of employment hereunder, the

Employee is employed for only a part of such year, such sick day entitlement will be prorated as though it were accruing from day to day.

3.08                      Safety Equipment to be Provided by the Company.  The Company will, at its cost supply to the Employee, or will reimburse the Employee for the reasonable costs of, all requisite safety, health and environmental equipment and supplies necessary for the Employee to properly carry out and perform the Employee’s duties hereunder.

ARTICLE FOUR– NON-COMPETITION

4.01                      Agreement Not to Compete.  The Employee acknowledges that, in the course of the performance of the Employee’s duties and obligations under this Agreement, the Employee will acquire access to Confidential Information (as defined in Section 5.02) and the Employee further acknowledges that if the Employee were to compete against the Company or a member of the KOR Group or be employed or in any way involved with a person or company that was in competition with the Company or a member of the KOR Group following the termination of the Employee’s employment with the Company, the Company would suffer irreparable damages.  Accordingly, the Employee will not, at any time or in any manner during the Employee’s employment hereunder, or at any time within ONE (1) YEAR after termination of the Employee’s employment with the Company under this Agreement for whatever reason, and notwithstanding any alleged breach of this Agreement:

(a)
directly or indirectly engage in any business involving the acquisition, exploration, development or operation of any mineral property which is competitive or in conflict with the business of the Company or a member of the KOR Group; or

(b)
accept employment or office with or render services or advice to any other company, firm or individual, whether a competitor or otherwise, engaged in the acquisition, exploration, development or operation of any mineral property which is competitive or in conflict with the business of the Company or a member of the KOR Group; or

(c)	solicit or induce any director, officer or employee of the Company or of any member of the KOR Group to end their association with the Company or a member of the KOR Group; or

(d)
directly or indirectly, on the Employee’s own behalf or on behalf of others, solicit, divert or appropriate to or in favour of any person, entity or corporation, any maturing business opportunity or any business of the Company or of any member of the KOR Group; or

(e)	directly or indirectly take any other action inconsistent with the fiduciary relationship of a senior officer to his/her company,

without the prior written consent of the Company, which consent may be withheld in the Company’s sole discretion.

4.02               Definition of “mineral property which is competitive or in conflict with the business of the Company or a member of the KOR Group”.  For the purposes of this Agreement, a mineral property which is competitive or in conflict with the business of the Company or a member of the KOR Group is one:

(a)	which is primarily prospective for gold, silver or any base metal (or any combination thereof, with or without other minerals), and

(b)
any part of which lies within a horizontal distance of TWENTY-FIVE (25) kilometres from the outer boundaries of any mineral property in which the Company or any member of the KOR Group holds, or has the right to acquire, an interest.

4.03                      Employee is a Fiduciary.  The Employee acknowledges and agrees that he is a fiduciary of the Company and, accordingly, based upon the current business activities of the Company, the restrictive covenants set forth in Section 4.01 are necessary and fundamental to the protection of the business of the Company and reasonable and valid, and all defences to the strict enforcement thereof by the Company are hereby waived by the Employee.

ARTICLE FIVE– CONFIDENTIALITY

5.01                      Agreement to Keep Information Confidential.  The Employee will, at all times during the employment of the Employee hereunder and for a period of ONE (1) YEAR after termination of the employment of the Employee hereunder for any reason and notwithstanding any alleged breach of this Agreement:

(a)
hold in secrecy, as trustee or custodian for the Company and the Company’s exclusive benefit and use, all of the Company’s Confidential Information (as defined below) and all Confidential Information of any member of the KOR Group, whether or not discovered, made or contributed to, in whole or in part, by the Employee;

(b)
except, and then only to the extent required under the specific circumstances, as reasonably necessary for the Employee to fulfill the Employee’s duties and responsibilities hereunder, not divulge any Confidential Information to any person or persons, without the previous written consent of the Board; and

(c)
not use or attempt to use any Confidential Information that the Employee may acquire in the course of the Employee’s employment hereunder for the Employee’s own benefit, directly or indirectly, or for the benefit of any other person.

5.02                      Definition of Confidential Information.  For the purposes of this Agreement, the term “Confidential Information” means:

(a)
any information relating to the claims, concessions, licenses or other interests in minerals or in mineral properties, in which the Company or any member of the KOR Group holds, or has a right to acquire, an interest (whether directly or indirectly, such as pursuant to a joint venture or otherwise) or other properties in which the Company or any member of the KOR Group holds an interest (whether directly or indirectly, such as pursuant to a joint venture or otherwise) (collectively the “Properties”) and the assets, liabilities, business, operations, shareholdings, products, processes or activities of the Company or any member of the KOR Group that are not generally known to the public at large, including, but not limited to title, ownership, geological, mining, metallurgical, engineering and economic studies, budgets and programs, strategies, data, maps, plans, reports, results, drawings, interpretations, assays, forecasts, records and other technical information;

(b)	any information derived from a site visit or visits to any of the Properties or an examination of any rock, soil, minerals, ore or other samples or substances extracted from any of the Properties;

(c)
all summaries or extracts from and all notes, memoranda, studies, maps, records, notebooks, compilations, analyses or other documents based upon the information specified in clauses (a) or (b) above; and

(d)	any information similar to clauses (a) through (c) above in respect of a mineral property being considered by the Company or any member of the KOR Group for possible acquisition.

5.03                      Return of Information.  All documents, records, notebooks, work papers, notes, memoranda, studies, compilations, analyses and similar repositories of or containers of Confidential Information, made or compiled by the Employee (in whatever form, including written, photographic, electronic, digital or otherwise) at any time during the employment of the Employee hereunder, or made available to the Employee during or prior to the employment of the Employee hereunder by the Company or any member of the KOR Group, including any and all copies thereof, will be the property of the Company or such member of the KOR Group, as the case may be, and belong solely to the Company or such member of the KOR Group, as the case may be, and will be held by the Employee in trust and solely for the befit of the Company or such member of the KOR Group, as the case may be, and will be delivered to the Company by the Employee upon the termination of the Employee’s employment with the Company or at any other time upon request by the Company.  The Employee will deliver a statutory declaration to the Company upon termination of the Employee’s employment hereunder attesting to the Employee’s compliance with this Section 5.03.

ARTICLE SIX – CORPORATE OPPORTUNITIES

6.01                      Obligation to Disclose Corporate Opportunities.  During the Employee’s employment, the Employee will communicate at once to the Company all business opportunities (including with respect to the acquisition of potential mineral deposits), inventions and improvements in the nature of the business of the Company, or any member of the KOR Group, located anywhere in the world which, during the Employee’s employment hereunder, the Employee may conceive, make, or discover, become aware of, directly or indirectly, or have presented to the Employee in any manner, that relate in any way to the business of the Company or any member of the KOR Group, either as it is now or as it may develop, and such business opportunities, inventions and improvements will become the exclusive property of the Company without any obligation on the part of the Company to make any payment or reimbursement therefor to the Employee in addition to the Base Salary described in this Agreement.

ARTICLE SEVEN – NOTIFICATION OF LAWSUITS AND VIOLATIONS OF LAWS

7.01                      Obligation to Disclose Suits.  The Employee will promptly notify the Board of any lawsuit, proceeding or other action commenced or taken against the Company or any member of the KOR Group or any facts or circumstances of which the Employee is aware which may reasonably form the basis of any lawsuit, proceeding or action against the Company or any member of the KOR Group.

7.02                      Obligations to Disclose Violations of Laws.  The Employee will make reasonable efforts to become familiar with, and will use the Employee’s best efforts to cause the Company and any member of the KOR Group to comply with, all relevant and applicable laws, regulations, rules and orders of duly constituted governmental authorities and will, in particular, cause the Company to conduct its business in a manner so as to comply in all material respects with all federal, provincial, state or local environmental laws, regulations, rules and orders applicable in each jurisdiction where the Company or a member of the KOR Group carries on business or owns assets.  The Employee will promptly notify the Board if the Employee becomes aware that the Company or any member of the KOR Group has violated any law, regulation, rule or order or if the Employee receives notice that any administrative or judicial complaint has been filed against the Company or any member of the KOR Group.

ARTICLE EIGHT – AGREEMENT VOLUNTARY AND EQUITABLE

8.01                      Acknowledgement.  The Company and the Employee acknowledge and declare that they each have carefully considered and understand the terms and conditions of employment contained in this Agreement including, but without limiting the generality of the foregoing, the restrictions on the Employee after termination, and acknowledge and agree that the terms and conditions of employment and rights and restrictions upon termination set forth herein are mutually fair and equitable.  Each of the parties covenants, agrees and acknowledges that each of them was fully and plainly instructed to seek and obtain independent legal and tax advice regarding the terms and conditions and execution of this Agreement and each of them has sought and obtained such legal and tax advice and acknowledges that each has executed this Agreement voluntarily understanding the nature and effect of this Agreement after receiving such advice.

ARTICLE NINE – ARBITRATION

9.01                      Submission of Disputes to Arbitration.  Except with respect to Articles 4, 5 or 6, for which the Company has the right to seek injunctive relief, any dispute arising out of or relating to this Agreement or the alleged breach of it, or any dispute arising from or related in any way to Employee’s employment, including any statutory or tort claims, will be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy.  If such dispute cannot be resolved, such dispute will be settled by binding arbitration.  Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator will be a retired state or federal judge or an attorney who has practiced business or employment litigation for at least 10 years. If the parties cannot agree on an arbitrator within twenty (20) days, either party may request that the American Arbitration Association (“AAA”) designate a panel of five proposed arbitrators meeting the criteria set forth in this Section, and the parties will alternate striking members of the panel, with the Employee having the first strike, until an arbitrator is thereby selected.  Arbitration will be conducted pursuant to the provisions of this Agreement, and the applicable arbitration rules of the AAA, unless such rules are inconsistent with the provisions of this Agreement, but, unless an arbitrator is selected through the AAA, without submission of the dispute to the AAA.  Each party will be permitted reasonable discovery, including the production of relevant documents by the other party, exchange of witness lists, and a limited number of depositions, including depositions of any experts who will testify at the arbitration.  The summary judgment procedure applicable in Denver County, Colorado, District Court will be available and apply to any arbitration conducted pursuant to this Agreement.  The arbitrator will have the authority to award to the prevailing party any remedy or relief that a court of the State of Colorado could order or grant, including costs and attorneys’ fees.  Unless otherwise agreed by the parties, the place of any arbitration proceedings will be Denver, Colorado.

ARTICLE TEN - MISCELLANEOUS

10.01                      Binding Agreement.  This Agreement is personal to and will be binding on the parties hereto and their respective successors in interest but, except as hereinafter provided, will not be assignable by either party.  The Company will be entitled to assign this Agreement to any continuing or successor company resulting from any amalgamation, consolidation, merger or arrangement with one or more affiliates of the Company or a member of the KOR Group without obtaining the consent of the Employee.  This Agreement and all rights of the Employee hereunder will enure to the benefit of and be enforceable by the Employee's heirs, executors, administrators or other legal personal representatives.

10.02                      Notices.  Any notice or other communication required or permitted to be given or made hereunder will be in writing and will be well and sufficiently given or made if:

(a)	enclosed in a sealed envelope and delivered in person to the party to whom it is addressed at the relevant address set forth below; or

(b)	sent by facsimile or other means of recorded electronic communications;

if to the Company addressed to it at:

Corvus Gold Nevada Inc.
9137 Ridgeline Boulevard, Suite 250
Highlands Ranch, Colorado
U.S.A.

Attention:                      The Secretary of the Board
Facsimile:                      1-303-470-8706

with a copy for information purposes only to:

Corvus Gold Inc.
Suite 2300 – 1177 West Hastings Street
Vancouver, British Columbia
CANADA  V6E 2K3

Attention:                      General Counsel
Facsimile:                      604-408-7499

and if to the Employee, addressed to the Employee at:

Jeffrey Pontius
[Redacted]

Any notice or other communication so given will be deemed to have been given and to have been received on the day of delivery, if delivered, and on the day of sending, if sent by facsimile or other means of recorded electronic communication (provided such delivery or sending is during normal business hours on a business day and, if not, then on the first business day thereafter).  Either party hereto may change his or its address for notice by notice to the other party hereto given in the manner aforesaid.

10.03                      Modification and Waiver.  No provision of this Agreement may be modified or amended unless such modification or amendment is authorized by the Board and is agreed to in writing by the Employee and the Company.  No waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement will be deemed a waiver of similar or dissimilar provisions or conditions at the time or at any prior or subsequent time.  No agreement or representations, oral or otherwise, express or implied, with respect to the employment of the Employee by the Company have been made by either party which are not set forth expressly in this Agreement.

10.04                      Survival of Obligations.  The obligations of the parties pursuant to section 2.03 and Articles 4, 5, 6, 7, 9 and 10 will survive the termination of this Agreement and the Employee’s employment hereunder for a period of not less than TWO (2) YEARS.

10.05                      Entire Agreement.  This Agreement contains all the terms and conditions agreed upon by the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect thereto.  There are no agreements collateral or supplementary hereto.

10.06                      Law Governing.  This Agreement has been made in Colorado and will be subject to and governed by the laws of the State of Colorado and the federal laws of the United States applicable therein.  The parties hereby attorn to the jurisdiction of the arbitrators and courts of the State of Colorado with respect to any dispute or other matter arising hereunder

10.07                      Reasonable Restrictions.  The Employee understands and agrees that the restrictions contained in Articles Four, Five, and Six of this Agreement are necessary for the Company’s protection of its business and interests, and the Employee agrees that the restrictions are reasonable, and are related to that purpose.  In the event the Employee breaches or threatens to breach the covenants contained in Articles Four, Five, and/or Six of this Agreement, the Employee understands and recognizes that irreparable injury will result to the Company, that the Company’s remedy at law for damages will be inadequate, and that the Company will be entitled to an injunction to restrain the breach by the Employee, the Employee’s partners, agents, servants or employees, or any other persons or entities acting for or with the Employee.  The Employee further agrees that the Company will not be required to post a bond to receive such an injunction.  The Company will further be entitled to damages, reasonable attorney’s fees, and all other costs and expenses incurred in connection with the enforcement of Articles Four, Five, and/or Six of this Agreement, in addition to any other rights and remedies which the Company may have at law or in equity.

10.08                      Consent To Jurisdiction, Service of Process, And Venue for Disputes Arising Under Articles 4, 5 Or 6 Of This Agreement. The parties agree that any dispute or claim between the Company and the Employee arising under Articles 5, 6 or 7 of this Agreement will be adjudicated exclusively in the District Court of Denver County, State of Colorado.  The parties agree not to commence or pursue any action arising under Articles 5, 6 or 7 of this Agreement in any other state or federal court.  The Employee and the Company also expressly consent to the exclusive jurisdiction of such court and to service of process in any manner provided under Colorado law with respect to any such legal action or proceeding.  Both the Employee and the Company waive any right to a jury trial and any claim for punitive damages in any such legal action or proceeding.

10.09                      Invalidity.  The invalidity, illegality or unenforceability of any provision hereof will not in any way affect or impair the validity, legality or enforceability of the remaining provisions hereof.

10.10                      Headings.  The headings contained herein are for reference purposes only and will not in any way affect the construction or interpretation of this Agreement.

10.11                      Severability. To the extent any provision of this Agreement is determined to be invalid or unenforceable in any jurisdiction, such provision will be deemed to be deleted from this Agreement as to such jurisdiction only, and the validity and enforceability of the remainder of such provision and of this Agreement will be unaffected.  In furtherance of and not in limitation of the foregoing, the Employee expressly agrees that should the duration of, geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law in a given jurisdiction, then such provision, as to such jurisdiction only, will be construed to cover only that duration, extent or activities that may validly or enforceable be covered.  The Employee acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement will be

[Rest of page left blank intentionally.]

construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law in each applicable jurisdiction.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date and year first above written.

CORVUS GOLD NEVADA INC.

Per: (signed) “Lawrence W. Talbot”

         (signed) “Jeffrey A. Pontius”
JEFFREY A. PONTIUS

         [Redacted]
Social Security Number